Tonix Pharmaceuticals Holding Corp. 10-K

Exhibit 10.57

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS PRIVATE OR CONFIDENTIAL. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

Applied Technologies Center 315 Sigma Drive Summerville, SC 29486 www.ati.org

PROJECT AGREEMENT NO.:                     01

MCDC BASE AGREEMENT NO.: 2023-496

PROJECT TITLE: MCDC2215-006; Development of a Small Molecule CD45 Antagonist as a Broad-Spectrum Antiviral

UEI:	JYPLHNCHF675

PARTIES:	Advanced Technology International (“MCDC CMF”) and Tonix Pharmaceuticals, Inc. (“Project Agreement Holder”)

This Project Agreement is awarded under the authority of MCDC Other Transaction Agreement No. W15QKN-16-9-1002 and herein incorporates all the terms and conditions of MCDC Base Agreement No. 2023-496.

1. PAYMENT METHOD

The Payment Method for this Project Agreement is Cost Plus Fixed Fee with a not to exceed ceiling.

2. TERM OF THE PROJECT AGREEMENT

The period of performance for this Project Agreement is from the effective date, which is the date of the last signature through July 31, 2029.

3. OBLIGATION

The MCDC CMF’s liability to make payments to the Project Agreement Holder is limited to only those funds obligated under this Project Agreement or by modification to the Project Agreement. MCDC CMF may incrementally fund this Project Agreement.

4. ESTIMATED COST AND FIXED FEE

The total estimated cost and fixed fee for the services to be provided by the Project Agreement Holder is as follows:

ESTIMATED COST

Estimated Cost	$31,585,164
Fixed Fee	$ 2,526,813

Total Cost	$34,111,977

5. INCREMENTAL FUNDING

The total amount of funding currently available for payment and allotted to this Project Agreement is $2,695,785. The amount specified, or as such amount may be increased from time to time, shall apply irrespective of any other provisions of this Project Agreement and any work performed in excess thereof shall be at the Project Agreement Holder’s risk. If at any time the Project Agreement Holder has reason to believe that the Total Estimated Cost which will accrue in the performance of this Project Agreement in the next succeeding sixty (60) days, when added to all other payments previously accrued, will exceed seventy-five percent (75%) of the then current total authorized funding, the Project Agreement Holder shall notify the MCDC CMF to that effect, advising the estimate of additional funds required for the period specified. The Project Agreement Holder is not obligated to continue performance under this Project Agreement (including actions under the Termination clause of the MCDC Base Agreement) or otherwise incur costs in excess of the amount allotted to the Project Agreement by the MCDC CMF.

6. MILESTONE PAYMENT SCHEDULE

The Project Agreement Holder shall segregate and track all Project Agreement costs separately and shall document the accomplishments of each Project Payable Milestone under each Project Agreement. Acceptance of Milestones shall be contingent upon approval from the Government Agreements Officer Representative (AOR) detailed in Clause No. 10, Technical and Administrative Representatives. Milestone payments will be paid in the amount indicated in the attached Milestone Payment Schedule (Attachment A) and are adjustable based on actual expenditures.

7. PAYMENT OF FIXED FEE

The fixed fee specified herein, subject to any adjustments required by other provisions of this Project Agreement will be paid in installments at the time of each provisional payment on account of the allowable costs. The amount of fixed fee paid will be based upon the ratio that the Project Agreement Holder’s incurred allowable costs bear to the total estimated cost. In the event the work cannot be completed within the estimated cost, the MCDC CMF may increase the estimated cost without increasing the fixed fee.

8. APPROACH TO MEETING THE OTHER TRANSACTION AUTHORITY

In accordance with provision contained in 10 U.S.C. 4022 governing the use Other Transaction Agreements each MCDC Member Organization must meet at least one of the following conditions: have at least one nontraditional defense contractor or nonprofit research institution participating to a significant extent in the performance of an awarded Project Agreement; all significant participants in the Project Agreement other than the Federal Government are small businesses (including small businesses participating in a program described under section 9 of the Small Business Act (15 U.S.C. 638)) or nontraditional defense contractors; or provide a cost share of no less than one third of the value of the Project Agreement awarded to the Member Organization. The Project Agreement Holder’s approach to meeting the Other Transaction Authority requirement is identified below. Throughout the period of performance of any Project Agreement, the CMF and the Government will actively monitor the award to ensure compliance with this provision in accordance with implementation guidance from Headquarters – Department of the Army (HQDA) and/or Office of the Secretary of Defense (OSD). The Project Agreement Holder will be given the opportunity to become compliant with the guidance should they be found non-compliant. Failure to comply may result in termination.

The signed certifications submitted as part of the proposal are hereby incorporated into this Project Agreement. The Project Agreement Holder was proposed as a nontraditional defense contractor and determined to be providing a significant contribution.

9. STATEMENT OF WORK

The Statement of Work, Attachment A, provides a detailed description of the work to be accomplished and reports and deliverables required by this Project Agreement. All changes to Attachment A must be incorporated via written modification to this Project Agreement. Additional guidance on report requirements is in Attachment B, Report Requirements.

10. TECHNICAL AND ADMINISTRATIVE REPRESENTATIVES

The following technical and contractual representatives of the Parties are hereby designated for this Project Agreement. Either party may change their designated representatives by written notification to the other.

MCDC CMF Contractual Representative: MCDC Contracts Advanced Technology International 315 Sigma Drive Summerville, SC 29486 Email: contracts.mcdc@ati.org Phone: (843) 760-3240

Project Agreement Holder’s Representatives:
Technical Representative: Sina Bavari 26 Main Street, Suite 101 Chatham, NJ 07928 Email: sina.bavari@tonixpharma.com Phone: (240) 337-2443	Contractual Representative: Jessica Morris 26 Main Street, Suite 101 Chatham, NJ 07928 Email: jessica.morris@tonixpharma.com Phone: (862) 904-8182

MCDC Representatives: Agreements Officer Representative (AOR) and Alternate AOR are identified in Section 11 of Attachment A, Statement of Work.

11. MARKING OF DELIVERABLES

Any Data delivered under this Project Agreement, by the Project Agreement Holder, shall be marked with a suitable notice or legend.

12. SECURITY ADMINISTRATION

The security level for this project is UNCLASSIFIED.

13. ATTACHMENTS

Attachments listed herein are hereby incorporated by reference into this Project Agreement.

A.	Statement of Work, “Development of a Small Molecule CD45 Antagonist as a Broad-Spectrum Antiviral”
B.	Report Requirements
C.	Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment

14. GOVERNMENT FURNISHED PROPERTY

At this time, Government Furnished Property is not provided for use under this Project Agreement.

15. FOLLOW-ON PRODUCTION PROVISION

In accordance with 10. U.S.C. 4022(f), and upon a determination that this competitively awarded prototype project has been successfully completed, this prototype project may result in the award of a follow-on production contract or transaction without the use of competitive procedures. Furthermore, successful completion can occur prior to the conclusion of a prototype project, in order to allow the Government to transition any aspects of the prototype project determined to provide utility, into production, while other aspects of the prototype project have yet to be completed.

16. ENTIRE AGREEMENT

This Project Agreement and the MCDC Base Agreement under which it is issued constitute the entire understanding and agreement between the parties with respect to the subject matter hereof.

Except as provided herein, all Terms and Conditions of the MCDC Base Agreement and its modifications remain unchanged and in full force and effect.

The Project Agreement Holder is required to sign this document and return to Advanced Technology International to finalize this action.

Tonix Pharmaceuticals, Inc.		Advanced Technology International

By:	/s/ Jessica Morris	By:	/s/ Harmon, Rebecca

Name:	Jessica Morris	Name:	Rebecca Harmon, CFCM

Title:	COO	Title:	Sr. Contracts Manager Advanced Technology International

Date:	June 27, 2024	Date:	2024.06.28

Attachment A

Statement of Work

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